Exhibit 99.1

VerifyMe Announces Up to $1.5 Million Share Buyback

Rochester, NY – GlobeNewswire - November 17, 2020 – VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”), a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products, today announced the Company plans to spend up to $1.5 million to repurchase shares of its common stock over the next nine months. The company plans to fund the share buyback with cash on hand. As of September 30, 2020, the Company had $9.0 million of cash. VerifyMe has not purchased any of its shares within the past 12 months.

“By using our strong balance sheet to reduce the number of outstanding common shares, we believe we can increase stockholder value, while maintaining sufficient cash resources to fund our operations. The share repurchase authorization reflects our ongoing commitment to improving the investment value of our common stock while at the same time growing our business,” said, Patrick White, VerifyMe’s President and CEO.

The timing and amount of any shares repurchased will be determined by the Company’s board and management based on its evaluation of market conditions and other factors. The repurchase program does not obligate the Company to purchase any particular number of shares and may be suspended or discontinued at any time.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. VerifyMe’s physical technology authenticates packaging, labels and documents with a suite of proprietary security inks and pigments, which work in conjunction with serialization and track and trace software known as VeriPAS™ that allows both consumers and brand inspectors to verify authenticity with their smartphones. VeriPAS™ is a serialization software system that brand owners access through a web portal to monitor, control and protect their products complete life cycle. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, the use of our products in additional devices and locations, the results of ongoing tests, and roll-out of our products and authentication devices. The words "believe," "may," “estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the three months ended September 30, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com

Investors:

ClearThink

nyc@clearthink.capital